Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(3,483,270)
Unrealized Gain (Loss) on Market Value of Commodity Futures	287,360
Dividend Income	176,000
Interest Income	125,760
ETF Transaction Fees	1,750
Total Income (Loss)	$(2,892,400)

Expenses
General Partner Management Fees	$54,898
Professional Fees	31,400
Brokerage Commissions	6,305
Directors' Fees and insurance	3,181
Total Expenses	$95,784
Net Income (Loss)	$(2,988,184)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/25	$100,725,148
Additions (100,000 Shares)	3,087,353
Withdrawals ((350,000) Shares)	(10,722,771)
Net Income (Loss)	(2,988,184)

Net Asset Value End of Month	$90,101,546
Net Asset Value Per Share (3,000,000 Shares)	$30.03

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596